UNITED STATES SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of report (Date of earliest event reported): May 12, 2014

Affinity Gaming
(Exact name of registrant as specified in its charter)

Nevada	000-54085	02-0815199
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

3755 Breakthrough Way Suite 300 Las Vegas, NV	89135	(702) 341-2400
(Address of principal executive offices)	(Zip Code)	(Registrant’s telephone number, including area code)

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07     Submission of Matters to a Vote of Security Holders.

On May 12, 2014, Affinity Gaming (“we” or “our”) held its annual meeting of stockholders (the “Annual Meeting”) for the purpose of allowing shareholders to vote on several proposals, as well as to transact such business as might properly come before the Annual Meeting. On May 12, 2014, we received the certified final voting results, which included zero broker non-votes, from the inspector of elections. The final results of the voting on each proposal presented to stockholders at the Annual Meeting are presented below.

		FOR	WITHHELD
1.	Elect five directors from the following list of nominated persons to serve until the 2015 Annual Meeting:
	Thomas M. Benninger	11,010,414	—
	Matthew A. Doheny	11,010,414	—
	Randall A. Fine	11,010,414	—
	Richard S. Parisi	11,010,414	—
	Eric V. Tanjeloff	11,010,414	—

By a plurality of votes, stockholders elected Thomas M. Benninger, Matthew A. Doheny, Randall A. Fine, Richard S. Parisi, and Eric V. Tanjeloff as the five directors who will serve until our 2015 annual meeting of stockholders.

		FOR	AGAINST	ABSTAIN
2.	Ratify the appointment of Ernst & Young LLP as our registered independent public accounting firm for the year ended December 31, 2014	11,010,414	—	—

Our stockholders neither considered nor voted on any other matters.

Item 7.01    Regulation FD Disclosure.

On February 10, 2014, we announced that David D. Ross will step down as our Chief Executive Officer when a successor is named. Our Board of Directors (the “Board”) has formed a search committee (the “Search Committee”), which is being led by Richard S. Parisi, Chairman of the Board, and Thomas M. Benninger, Director and Chairman of the Board’s Compensation Committee. To clarify certain statements made during our first quarter 2014 earnings call held on May 14, 2014, we wish to state that the Search Committee and the Board have not yet selected a successor Chief Executive Officer, and they are continuing the search process.

Signature

Pursuant to the requirements of the Securities Exchange Act of 1934, we have duly caused this report to be signed on our behalf by the undersigned hereunto duly authorized.

Affinity Gaming

Date:	May 16, 2014	By:	/s/ Donna Lehmann
		Name:	Donna Lehmann
		Title:	Senior Vice President, Chief Financial Officer and Treasurer